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                                                                    EXHIBIT 99.1




FOR FURTHER INFORMATION:   Sandy Fruhman, Media (713) 207-3123
                           Randy Burkhalter, Investors (713) 207-3115

FOR IMMEDIATE RELEASE:     October 25, 2000



              RELIANT ENERGY REPORTS STRONG THIRD-QUARTER EARNINGS

         HOUSTON, TX. - Reliant Energy reported third-quarter earnings of $389 million, or $1.36 per basic share, a 37 percent increase compared to adjusted earnings of $283 million, or $.99 per basic share, for the third quarter of 1999. Strong performance from the company's unregulated domestic wholesale generation operations and increased customer growth and usage in its regulated electric service territory were the primary reasons for the substantial increase in third-quarter earnings.

         "Our strong commercial management of generating assets and commercial gas and power positions in attractive regions of the U.S. has allowed us to break out of the traditional role of a local energy provider. As markets evolve, we will continue to build business positions that capitalize on these strengths," said Steve Letbetter, chairman, president and chief executive officer of Reliant Energy.

         Year-to-date adjusted earnings through September 30, 2000, were $738 million, or $2.59 per basic share, compared to adjusted earnings of $504 million, or $1.77 per basic share, for the same period of 1999.

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SELECTED OPERATING INCOME DETAILED

ELECTRIC OPERATIONS

         Reliant Energy HL&P's operating income for the third quarter of 2000 was $500 million, compared to $442 million for the same period of 1999. Increased customer demand in the Houston metropolitan area and lower depreciation and amortization expense were the major reasons for the rise.

         Firm kilowatt-hour sales for the third quarter of 2000 increased approximately 5 percent over the same period of 1999. Reliant Energy HL&P has added more than 47,000 customers in its service territory in the last twelve months.

WHOLESALE ENERGY

         The company's wholesale energy group, which includes unregulated power generation and gas and power trading and marketing activities in North America, reported third-quarter operating income of $319 million in 2000, compared to $43 million for the same period of 1999. Gross margins increased by $372 million over margins for the same period of last year.

         The improved performance was primarily due to the expansion of commercial assets and trading in several regions, as well as higher energy sales and energy prices due to unique seasonal dynamics in the Western markets. Increased operating margins were partially offset by higher operating expenses to support the infrastructure of the expanding wholesale business.


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NATURAL GAS DISTRIBUTION

         Reliant Energy's three natural gas distribution companies reported an operating loss of $15 million for the third quarter of 2000. This compares to an operating loss of $5 million for the same period of 1999. The primary reasons for the decline were increased expenses including employee benefits, information technology and depreciation.

RELIANT ENERGY EUROPE

         Reliant Energy Europe contributed operating income of $15 million for the third quarter of 2000. The company established this business segment, which consists of its European electric power generation and wholesale energy trading and marketing operations, in the fourth quarter of 1999.

RELIANT ENERGY LATIN AMERICA

         The Reliant Energy Latin America segment did not contribute operating income for the third quarter of 2000 due primarily to decreased equity earnings from its investments in Brazil and Colombia. Operating income from this segment for the third quarter of 1999 was $10 million.

CORPORATE AND OTHER

         Reliant Energy's corporate segment, which includes a portion of its unregulated retail electric and gas operations, its communications business, eBusiness group and corporate costs, had an operating loss of $70 million for the third quarter of 2000, compared to an operating loss of $25 million for the same period last year. This increased loss was due to expenses incurred in


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preparing for retail electric competition in Texas beginning January 2002, costs associated with exiting certain retail gas markets, and eBusiness and communications start-up costs.

REPORTED EARNINGS

         Reliant Energy's reported earnings for the third quarter of 2000 were $389 million, or $1.36 per basic share, compared to reported earnings of $1.69 billion, or $5.92 per basic share, for the same period of 1999. Third-quarter earnings for 1999 include a $1.43 billion non-cash, unrealized accounting gain on indexed debt securities and the company's investment in Time Warner common stock, as well as a $19 million loss due to the devaluation of the Brazilian real.

         Year-to-date reported earnings through September 30, 2000, were $746 million, or $2.62 per basic share, compared to earnings of $1.55 billion, or $5.45 per basic share, for the same period of 1999. Year-to-date reported earnings for 2000 include a $7 million extraordinary gain from the early extinguishment of debt. For the same period of 1999, there was a non-cash, unrealized accounting gain on indexed debt securities and the company's investment in Time Warner common stock of $1.17 billion, as well as a $114 million loss due to the devaluation of the Brazilian real.

EARNINGS CONFERENCE CALL

         Reliant Energy has scheduled its third-quarter 2000 earnings conference call for Wednesday, October 25, 2000, at 10 a.m. central daylight time. Interested parties may listen to a live audio broadcast of the conference call at www.reliantenergy.com/investing. Parties may also listen to an online replay that will follow within two hours after completion of the call.


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         The webcast requires listeners to have a multimedia computer with speakers and RealPlayer installed. Please visit the website at least 15 minutes before the scheduled broadcast to register for the event and go through the Pre-event System Test, which will allow individuals to download and install any necessary audio software.

FORM 8-K

         For further details related to the third-quarter 2000 earnings release, refer to the company's current report on form 8-K, which was filed today with the Securities and Exchange Commission.

         Reliant Energy (NYSE: REI), based in Houston, Texas, is an international energy services and energy delivery company with approximately $20 billion in annual revenue and assets totaling more than $28 billion. The company has a wholesale energy trading and marketing business that ranks among the top five in the U.S. in combined electricity and natural gas volumes and has a presence in most of the major power regions of the U.S. It also has power generation and wholesale trading and marketing operations in Western Europe. The company has nearly 27,000 megawatts of power generation in operation in the U.S. and Western Europe and has announced acquisitions and development projects that will add nearly 4,000 megawatts. Reliant Energy also has marketing and distribution operations serving nearly four million electricity and natural gas customers in the U.S., interests in power distribution operations in Latin America, and a communications business serving the Houston area.

                                     * * * *


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         This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, changes in Reliant Energy's business plans, financial market conditions and other factors discussed in Reliant Energy's filings with the Securities and Exchange Commission.



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                  Reliant Energy, Incorporated and Subsidiaries
                        Statements of Consolidated Income
                             (Thousands of Dollars)
                                   (Unaudited)

                                                                          Quarter Ended                 Nine Months Ended
                                                                           September 30,                  September 30,
                                                                  ----------------------------    ----------------------------
                                                                       2000            1999            2000            1999
                                                                  ------------    ------------    ------------    ------------
Revenues:
  Electric Operations                                             $  1,827,027    $  1,496,596    $  4,195,248    $  3,513,144
  Wholesale Energy                                                   6,775,735       2,908,119      12,411,075       5,854,052
  Natural Gas Distribution                                             771,588         500,432       2,406,621       1,780,887
  Interstate Pipelines                                                  70,295          70,024         223,519         202,246
  Reliant Energy Europe                                                129,302              --         415,306              --
  Reliant Energy Latin America                                          20,971          34,126          51,355          26,273
  Other                                                                 80,046          46,443         300,225         180,616
  Eliminations                                                        (152,237)       (108,548)       (482,033)       (309,294)
                                                                  ------------    ------------    ------------    ------------
Total Revenues                                                       9,522,727       4,947,192      19,521,316      11,247,924
                                                                  ------------    ------------    ------------    ------------

Expenses:
  Fuel and cost of gas sold                                          3,901,470       1,564,652       9,176,654       4,634,247
  Purchased power                                                    3,808,783       2,062,679       6,001,305       3,315,667
  Operation and maintenance                                            595,423         454,587       1,641,063       1,278,798
  Taxes other than income taxes                                        144,898         113,643         372,124         340,800
  Depreciation and amortization                                        295,174         257,343         712,644         705,337
                                                                  ------------    ------------    ------------    ------------
    Total                                                            8,745,748       4,452,904      17,903,790      10,274,849
                                                                  ------------    ------------    ------------    ------------
Operating Income                                                       776,979         494,288       1,617,526         973,075
                                                                  ------------    ------------    ------------    ------------

Other Income (Expense):
  Unrealized gain on Time Warner investment                             40,000       1,816,105         242,928       1,816,105
  Unrealized (loss) gain on indexed debt securities                    (40,000)        406,717        (242,870)          6,778
  Other - net                                                           37,762          12,667          87,334          38,695
                                                                  ------------    ------------    ------------    ------------
    Total                                                               37,762       2,235,489          87,392       1,861,578
                                                                  ------------    ------------    ------------    ------------

Interest and Other Charges:
  Interest                                                             186,289         116,176         536,780         368,759
  Distribution on trust preferred securities                            13,754          14,652          40,458          38,433
                                                                  ------------    ------------    ------------    ------------
    Total                                                              200,043         130,828         577,238         407,192
                                                                  ------------    ------------    ------------    ------------

Income Before Income Taxes, Extraordinary Item
     and Preferred Dividends                                           614,698       2,598,949       1,127,680       2,427,461

Income Tax Expense                                                     225,635         908,862         388,978         872,304
                                                                  ------------    ------------    ------------    ------------

Income Before Extraordinary Item and
      Preferred Dividends                                              389,063       1,690,087         738,702       1,555,157

Extraordinary Item, net of tax                                              --              --           7,445              --
                                                                  ------------    ------------    ------------    ------------
Income Before Preferred Dividends                                      389,063       1,690,087         746,147       1,555,157

Preferred Dividends                                                         97              97             292             292
                                                                  ------------    ------------    ------------    ------------
Net Income Attributable to Common Stockholders                    $    388,966    $  1,689,990    $    745,855    $  1,554,865
                                                                  ============    ============    ============    ============


     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report of Reliant Energy, Incorporated.
       The information furnished is given in response to your request for information concerning Reliant Energy, Incorporated and not in connection with any sale or offer for sale of, or solicitation of an offer to buy, any securities.









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                          Reliant Energy, Incorporated
              Selected Data From Statements of Consolidated Income
                (Thousands of Dollars, Except Per Share Amounts)
                                   (Unaudited)

                                                                 Quarter Ended              Nine Months Ended
                                                                 September 30,                September 30,
                                                         --------------------------    --------------------------
                                                            2000           1999           2000           1999
                                                         -----------    -----------    -----------    -----------
AS REPORTED:

Basic Earnings Per Common Share
     Extraordinary Item, net of tax                      $        --    $        --    $      0.03    $        --
     Net Income Attributable to Common Stockholders      $      1.36    $      5.92    $      2.62    $      5.45

Diluted Earnings Per Common Share
     Extraordinary Item, net of tax                      $        --    $        --    $      0.03    $        --
     Net Income Attributable to Common Stockholders      $      1.34    $      5.90    $      2.60    $      5.43

Dividends per Common Share                               $     0.375    $     0.375    $     1.125    $     1.125

Weighted Average Common Shares Outstanding (000):
  - Basic                                                    285,183        285,287        284,170        285,247
  - Diluted                                                  289,599        286,414        286,828        286,537


AS ADJUSTED FOR UNUSUAL AND OTHER CHARGES:

Net Income Attributable to Common Stockholders           $   388,966    $ 1,689,990    $   745,855    $ 1,554,865

Unusual and other charges, after tax:
  Extraordinary item                                              --             --         (7,445)            --
  Net unrealized gain on indexed debt securities and
        Time Warner investment                                    --     (1,425,700)            --     (1,165,740)
  Brazilian devaluation                                           --         18,968             --        114,441

                                                         -----------    -----------    -----------    -----------
Adjusted Earnings                                        $   388,966    $   283,258    $   738,410    $   503,566
                                                         ===========    ===========    ===========    ===========

Adjusted Basic Earnings Per Common Share                 $      1.36    $      0.99    $      2.59    $      1.77
Adjusted Diluted Earnings Per Common Share               $      1.34    $      0.99    $      2.57    $      1.76

OPERATING INCOME (LOSS) BY SEGMENT (IN MILLIONS)

Electric Operations                                      $       500    $       442    $     1,027    $       837
Wholesale Energy                                                 319             43            481             53
Natural Gas Distribution                                         (15)            (5)            82            101
Interstate Pipelines                                              28             29             84             84
Reliant Energy Europe                                             15             --             72             --
Reliant Energy Latin America                                      --             10            (16)           (53)
Corporate                                                        (70)           (25)          (112)           (49)
                                                         -----------    -----------    -----------    -----------

Total                                                    $       777    $       494    $     1,618    $       973
                                                         ===========    ===========    ===========    ===========


FOR ADDITIONAL INFORMATION PLEASE CONTACT:

Randy Burkhalter
(713) 207-3115

Dennis Barber
(713) 207-3042